UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

November 22, 2016

(Date of earliest event reported)

ERBA Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14798	11-3500746
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

14100 NW 57th Court		33014
Miami Lakes, Florida		(Zip Code)
(Address of principal executive offices)

(305) 324-2300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)     On November 22, 2016, Philippe Gadal, a member of the Board of Directors (the “Board”) of ERBA Diagnostics, Inc. (the “Company”), and the chairman of the Audit Committee of the Board, delivered notice to the Company of his intention to resign from the Board effective as of December 31, 2016.

(c)     As previously reported, on May 31, 2016, the Company and Mohan Gopalkrishnan, the Company’s Chief Executive Officer, entered into an Amendment to Employment Agreement (the “Amendment”), which amended the Employment Agreement entered into between the Company and Mr. Mohan on May 31, 2014 (the “Original Agreement”), to extend the term of Mr. Mohan’s employment for seven (7) months, such that the Original Agreement, as amended by the Amendment (the “Employment Agreement”), will expire on December 31, 2016. Accordingly, on December 31, 2016, the Employment Agreement will expire in accordance with its terms and Mr. Mohan’s service as the Chief Executive Officer of the Company will cease.

Effective as of January 1, 2017, Hayden Jeffreys will become the Interim Chief Executive Officer of the Company, subject to Mr. Jeffreys having obtained the nonimmigrant visa necessary for him to work in the United States of America. Mr. Jeffreys, age 41, has served as a director on the Board since May 31, 2016, and he plans to continue serving in that role too.

Mr. Jeffreys has twenty (20) years of experience in the clinical diagnostics industry, with specialization in the molecular diagnostic and blood bank fields. Mr. Jeffreys currently serves as the Commercial Director for the Molecular Diagnostics Division and Vice President Business Development and Strategy for ERBA Diagnostics Mannheim GmbH (“ERBA Mannheim”), and he plans to continue serving in that role too. Prior to joining ERBA Mannheim, Mr. Jeffreys served in a variety of positions for companies involved in the diagnostics industry, including: Commercial Director for Lumora Ltd., a molecular diagnostic product and technology development company, from 2012 through 2015; Divisional Director Diagnostic Products for Lab21 Healthcare (the diagnostic products division is now Trinity Biotech, PLC), a leading manufacturer of infectious disease, blood banking products and molecular diagnostic services, from 2008 through 2012; and, prior thereto, various positions at Invitron Ltd., Kronus Inc. and Gen-Probe UK Ltd. (now Hologic, Inc.).

Mr. Jeffreys does not receive compensation from the Company for his service as a director on the Board and he is not expected to receive compensation from the Company for serving as Interim Chief Executive Officer.

ERBA Mannheim beneficially owns, directly or indirectly, approximately 83.3% of the outstanding shares of the Company’s common stock. As previously reported, the Company and ERBA Mannheim, and its affiliates, have engaged in and are currently engaged in a number of commercial transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ERBA DIAGNOSTICS, INC.

Dated: November 29, 2016	By:	/s/ Mohan Gopalkrishnan
Mohan Gopalkrishnan,
Chief Executive Officer